EXPLANATORY NOTE

This Amendment No. 1 to the Regulation A Offering Statement on Form 1-A filed by Relay Management L.L.C. on July 30, 2021 is being filed solely to include Exhibit 11.1. Accordingly, this Amendment consists of only the explanatory note, the signature page to the Form 1-A, the exhibit index, and the included Exhibit 11.1. The Preliminary Offering Circular is unchanged and therefore has been omitted.

PART III – EXHIBITS

EXHIBIT INDEX

The following exhibits are filed as part of this offering circular on Form 1-A:

Exhibit Number	Description

2.1*	Articles of Organization
2.2*	Second Amended and Restated Limited Liability Company Operating Agreement
4.1*	Form of Subscription Agreement
11.1	Consent of Independent Accountant
12.1*	Legal Opinion
13.1*	Testing the Waters Communications – White Paper
13.2*	Testing the Waters Communications – Relaypoint.io Website
16.1*	Stablecoin Solution Workflow
16.2*	Prime Trust Fees
16.3*	Summary of Features of Top 5 Blockchain Platforms for Enterprises
16.4*	U.S. Department of Transportation, Transportation Statistics Annual Report
16.5*	Seisan Case Study – Asplundh
16.6*	Seisan Case Study – Flagger Force
16.7*	Seisan Case Study – Hertz
16.8*	Seisan Case Study - Intel

* Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on August 19, 2021.

RELAY MANAGEMENT L.L.C.

By:	/s/ Stanley K. Chomer
Stanley K. Chomer
CEO and President